EXECUTION COPY








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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                                  VIACOM INC.,

                                IBC MERGER CORP.

                                       and

                        INFINITY BROADCASTING CORPORATION


                          Dated as of October 30, 2000




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                                Table of Contents
                                                                            Page

                                    ARTICLE I

                                   The Merger

SECTION 1.01. The Merger.......................................................2
SECTION 1.02. Effective Time; Closing..........................................2
SECTION 1.03. Effect of the Merger.............................................2
SECTION 1.04. Certificate of Incorporation; By-laws............................2
SECTION 1.05. Directors and Officers...........................................3

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01. Conversion of Securities.........................................3
SECTION 2.02. Exchange of Certificates.........................................4
SECTION 2.03. Stock Transfer Books.............................................6
SECTION 2.04. Company Stock Options............................................6

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01. Organization and Qualification...................................8
SECTION 3.02. Restated Certificate of Incorporation and Restated By-laws.......8
SECTION 3.03. Capitalization...................................................8
SECTION 3.04. Authority Relative to This Agreement.............................9
SECTION 3.05. No Conflict; Required Filings and Consents......................10
SECTION 3.06. SEC Filings; Financial Statements...............................11
SECTION 3.07. Absence of Litigation...........................................11
SECTION 3.08. Compliance......................................................12
SECTION 3.09. Intellectual Property Rights....................................12
SECTION 3.10. Tax Matters.....................................................12
SECTION 3.11. Brokers.........................................................12
SECTION 3.12. Opinions of Financial Advisors..................................12

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT and Merger Sub

SECTION 4.01. Organization and Qualification..................................13

SECTION 4.02. Certificate of Incorporation and By-laws........................13
SECTION 4.03. Capitalization; Ownership of Company Class B Shares.............14
SECTION 4.04. Authority Relative to This Agreement............................14
SECTION 4.05. No Conflict; Required Filings and Consents......................15
SECTION 4.06. SEC Filings; Financial Statements...............................15
SECTION 4.07. Absence of Litigation...........................................16
SECTION 4.08. Compliance......................................................16
SECTION 4.09. Intellectual Property Rights....................................16
SECTION 4.10. Tax Matters.....................................................17
SECTION 4.11. Brokers.........................................................17
SECTION 4.12. Operations of Merger Sub........................................17

                                    ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

SECTION 5.01. Conduct of Business by the Company Pending the Merger...........17
SECTION 5.02. Conduct of Business by Parent Pending the Merger................18
SECTION 5.03. Notification of Certain Matters.................................18

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01. Company Stockholder Approval....................................18
SECTION 6.02. Registration Statement; Disclosure Document.....................19
SECTION 6.03. Access to Information; Confidentiality..........................21
SECTION 6.04. Directors' and Officers' Indemnification and Insurance..........21
SECTION 6.05. Affiliates......................................................23
SECTION 6.06. Tax Treatment...................................................23
SECTION 6.07. Further Action; Consents; Filings...............................23
SECTION 6.08. Public Announcements............................................24
SECTION 6.09. NYSE Listing....................................................24
SECTION 6.10. Permitted Transfers.............................................24
SECTION 6.11. Obligations of Merger Sub.......................................24
SECTION 6.12. Reasonable Best Efforts and Further Assurances..................24

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

SECTION 7.01. Conditions to the Obligations of Each Party.....................25
SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub..........25
SECTION 7.03. Conditions to the Obligations of the Company....................26

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination.....................................................27
SECTION 8.02. Effect of Termination...........................................28
SECTION 8.03. Amendment.......................................................28
SECTION 8.04. Waiver..........................................................28
SECTION 8.05. Expenses........................................................29

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01. Non-Survival of Representations, Warranties and Agreements......29
SECTION 9.02. Notices.........................................................29
SECTION 9.03. Certain Definitions.............................................30
SECTION 9.04. Severability....................................................31
SECTION 9.05. Entire Agreement; Assignment....................................31
SECTION 9.06. Parties in Interest.............................................31
SECTION 9.07. Governing Law...................................................31
SECTION 9.08. Headings........................................................31
SECTION 9.09. Counterparts....................................................32
SECTION 9.10. Consent to Jurisdiction.........................................32
SECTION 9.11. WAIVER OF JURY TRIAL............................................32

Exhibit 6.05      Form of Affiliate Letter for Affiliates of the Company

                            Glossary of Defined Terms

Defined Term                                                    Location of
                                                                Definition

affiliate.......................................................ss. 9.03(a)
Agreement.......................................................Preamble
Blue Sky Laws...................................................ss. 3.05(b)
business day....................................................ss. 9.03(b)
CBSBI...........................................................ss. 4.03(b)
Certificate of Merger...........................................ss. 1.02
Certificates....................................................ss. 2.02(b)
Closing.........................................................ss. 1.02
Code............................................................Recitals
Company.........................................................Preamble
Company Class A Shares..........................................Recitals
Company Class B Shares..........................................Recitals
Company Disclosure Schedule.....................................ss. 3.03
Company Material Adverse Effect.................................ss. 3.01
Company Preferred Stock.........................................ss. 3.03
Company SEC Reports.............................................ss. 3.06(a)
Company Stock Options...........................................ss. 2.04(a)
Consent Solicitation Statement..................................ss. 6.02(a)
control.........................................................ss. 9.03(c)
Delaware Law....................................................Recitals
Disclosure Document.............................................ss. 6.02(a)
Effective Time..................................................ss. 1.02
Exchange Act....................................................ss. 2.04(c)
Exchange Agent..................................................ss. 2.02(a)
Exchange Fund...................................................ss. 2.02(a)
Exchange Ratio..................................................ss. 2.01(a)
Expenses........................................................ss. 8.05
Governmental Entity.............................................ss. 3.05(b)
Indemnified Parties.............................................ss. 6.04(b)
Information Statement...........................................ss. 6.02(a)
Law.............................................................ss. 3.05(a)
Merger..........................................................Recitals
Merger Sub .....................................................Preamble
NYSE............................................................ss. 3.05(b)
Order...........................................................ss. 7.01(c)
Parent..........................................................Preamble
Parent Class A Common Shares....................................ss. 4.03
Parent Class B Common Shares....................................ss. 2.01(a)
Parent Disclosure Schedule......................................ss. 4.03
Parent Material Adverse Effect..................................ss. 4.01
Parent Preferred Shares.........................................ss. 4.03
Parent SEC Reports..............................................ss. 4.06(a)

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person..........................................................ss. 9.03(d)
Proxy Statement.................................................ss. 6.02(a)
Registration Statement..........................................ss. 6.02(a)
Representatives.................................................ss. 6.03(a)
SEC.............................................................ss. 2.04(b)
Securities Act..................................................ss. 3.05(b)
Shares..........................................................Recitals
Special Committee...............................................Recitals
subsidiary......................................................ss. 9.03(e)
Substituted Options.............................................ss. 2.04(a)
Surviving Corporation...........................................ss. 1.01
Terminating Company Breach......................................ss. 8.01(e)
Terminating Parent Breach.......................................ss. 8.01(f)

                  AGREEMENT AND PLAN OF MERGER, dated as of October 30, 2000 (this "Agreement"), among VIACOM INC., a Delaware corporation ("Parent"), IBC MERGER CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and INFINITY BROADCASTING CORPORATION, a Delaware corporation (the "Company").


                               W I T N E S S E T H

                  WHEREAS, Parent beneficially owns an aggregate of 700,000,000 shares of Class B common stock, par value $.01 per share, of the Company ("Company Class B Shares") and no shares of Class A common stock, par value $.01 per share, of the Company ("Company Class A Shares" and, together with the Company Class B Shares, the "Shares") constituting approximately 64.3% of the total outstanding Shares, and has proposed to the Board of Directors of the Company that Parent acquire the remaining outstanding Shares;

                  WHEREAS, a special committee of the Board of Directors of the Company consisting solely of independent directors (the "Special Committee") (i) has determined that it is fair to, and in the best interests of, the Company and its stockholders (excluding Parent and its affiliates) to consummate the merger of the Company with and into Merger Sub, with Merger Sub being the surviving corporation (the "Merger"), upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), (ii) has determined that this Agreement and the Merger should be approved and declared advisable and (iii) has resolved to recommend that the Board of Directors of the Company approve and declare the advisability of this Agreement and the Merger;

                  WHEREAS, the Board of Directors of the Company, in reliance upon the advice of the Special Committee, (i) has determined that it is fair to, and in the best interests of, the Company and its stockholders (excluding Parent and its affiliates) to consummate the Merger, upon the terms and subject to the conditions of this Agreement and in accordance with Delaware Law, (ii) has approved and declared the advisability of this Agreement and the Merger and
(iii) has resolved to recommend that the stockholders of the Company approve the Merger and adopt this Agreement;

                  WHEREAS, the Board of Directors of Parent (i) has determined that the Merger is fair to, and in the best interests of, Parent and its stockholders and (ii) has approved and declared the advisability of this Agreement and the Merger; and

                  WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the Company and Merger Sub hereby agree as follows:

                                   ARTICLE I

                                   The Merger


                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Delaware Law, at the Effective Time (as defined below), the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.02. Effective Time; Closing. As promptly as practicable and in no event later than the third business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (other than conditions providing for the delivery of opinions, documents or certificates at the Closing (as defined below)) (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law. The term "Effective Time" means the date and time of the filing with, and the acceptance for record by, the Secretary of State of the State of Delaware of the Certificate of Merger (or such later time as may be agreed upon in writing by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the offices of Parent, 1515 Broadway, New York, New York 10036 (or such other place as the parties hereto may agree).

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law (including, without limitation, Sections 259, 260 and 261 of the General Corporation Law of the State of Delaware). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Certificate of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the Corporation is Infinity Broadcasting Corporation."

                  (b) At the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

                  SECTION 1.05. Directors and Officers. The directors of the Company immediately prior to the Effective Time shall become the directors of the Surviving Corporation effective as of the Effective Time. The Surviving Corporation shall, and shall cause the directors of the Surviving Corporation to, take such action, as of immediately following the Effective Time, as may be necessary to cause the board of directors of the Surviving Corporation thereafter to be comprised solely of persons designated by Parent (including, without limitation, by nominating any such Parent designees to the board of directors of the Surviving Corporation). The directors of the Surviving Corporation, after giving effect to the actions contemplated by the preceding sentence, shall each hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, and shall each hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

                  (a) each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.01(b)) shall be converted, subject to Section 2.02(e), into the right to receive 0.592 (the "Exchange Ratio") of a share of Class B common stock, par value $.01 per share, of Parent ("Parent Class B Common Shares"); provided, however, that if between the date of this Agreement and the Effective Time the outstanding Parent Class B Common Shares shall have been changed into a different number of shares or a different class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio; at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and cease to exist, and, other than certificates evidencing Shares to be cancelled pursuant to Section 2.01(b), each certificate previously evidencing such Shares shall evidence only the right to receive the number of Parent Class B Common Shares set forth above; and

                  (b) each Share held in the treasury of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto; and


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


                  (c) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the Parent Class B Common Shares issuable pursuant to Section 2.01 as of the Effective Time, and cash, from time to time as required to make payments in lieu of any fractional shares pursuant to Section 2.02(e) (such cash and certificates for Parent Class B Common Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Class B Common Shares contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by
Section 2.02(f), the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole Parent Class B Common Shares, together with any dividends or distributions with respect thereto, and any cash in lieu of any fractional shares. Upon surrender to the Exchange Agent of a Certificate for exchange and cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Parent Class B Common Shares which such holder has the right to receive in respect of the Shares formerly represented by such Certificate (after taking into account all Shares then held by such holder), cash in lieu of any fractional Parent Class B Common Shares to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Class B Common Shares, cash in lieu of any fractional Parent Class B Common Shares to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Surviving Corporation that any applicable share transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing Parent Class B Common Shares, cash in lieu of any fractional Parent Class B Common Shares to which such holder is entitled pursuant to

Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

                  (c) Distributions with Respect to Unexchanged Parent Class B Common Shares. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Class B Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Class B Common Shares represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate as provided in Section 2.02(b). Subject to the effect of escheat, tax or other applicable Laws (as hereinafter defined), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Parent Class B Common Shares issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional Parent Class B Common Share to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole Parent Class B Common Shares, and
(ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Parent Class B Common Shares.

                  (d) No Further Rights in the Company's Common Stock. All Parent Class B Common Shares issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

                  (e) No Fractional Shares. No certificates or scrip representing fractional Parent Class B Common Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled, by (ii) the 4:00 p.m. (New York time) closing price for a Parent Class B Common Share, as reported in The Wall Street Journal (Northeast edition) or, if there is no such report in The Wall Street Journal, any other authoritative source, on the first trading day immediately following the Effective Time. From time to time after the Effective Time, as promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests who have surrendered their Certificates to the Exchange Agent, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 2.02(b) and (c).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Shares for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for the Parent Class B Common Shares, any cash in lieu of fractional Parent Class B Common Shares to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to the Parent Class B

Common Shares to which they are entitled pursuant to Section 2.02(c), in each case, without any interest thereon. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

                  (g) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Shares for any Parent Class B Common Shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                  (h) Withholding Rights. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state or local tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

                  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Parent Class B Common Shares, any cash in lieu of fractional Parent Class B Common Shares to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c), in each case, without any interest thereon.

                  SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the right to receive Parent Class B Common Shares, any cash in lieu of fractional Parent Class B Common Shares to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

                  SECTION 2.04. Company Stock Options. (a) Prior to the Effective Time, Parent and the Company shall take such action as may be necessary to cause each unexpired and unexercised option to purchase Shares which is outstanding immediately prior to the Effective

Time (collectively, "Company Stock Options"), to be automatically converted at the Effective Time into an option (collectively, "Substituted Options") to purchase a number of Parent Class B Common Shares equal to the number of Shares that could have been purchased under such Company Stock Option multiplied by the Exchange Ratio (rounded to the nearest whole number of Parent Class B Common Shares) at a price per Parent Class B Common Share equal to the per-share option exercise price specified in the Company Stock Option divided by the Exchange Ratio (rounded down to the nearest whole cent). Except as otherwise provided in this Agreement, such Substituted Option shall otherwise be subject to the same terms and conditions as were applicable to such Company Stock Option. The date of grant of the Substituted Option shall be the date on which the corresponding Company Stock Option was granted and, at the Effective Time all references in the related stock option agreements to the Company shall be deemed to refer to Parent. Except as otherwise provided herein or in the applicable plan or program, employee deferrals and all other equity-based compensation that references Shares will as of and after the Effective Time, be deemed to refer to Parent Class B Common Shares (as adjusted to reflect the Exchange Ratio). The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

                  (b) Parent shall take such corporate action as may be necessary or appropriate to, at or prior to the Effective Time, file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Parent Class B Common Shares subject to the Substituted Options to the extent such registration is required under applicable Law in order for such Parent Class B Common Shares to be sold without restriction in the United States, and Parent shall use its reasonable best efforts to obtain and maintain the effectiveness of such registration statement for so long as such Substituted Options remain outstanding.

                  (c) Prior to the Effective Time, Parent and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who
(i) is a director or officer of Parent or the Company or (ii) at the Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), such steps to be consistent with then-current interpretive letters or rules and regulations of the SEC.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Merger Sub that, except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000, any of the Company's Current Reports on Form 8-K filed with the SEC since December 31, 1999 or the Company's Proxy Statement on Schedule

14A dated March 30, 2000, including any amendments to any of the foregoing, in each case in the form filed by the Company with the SEC prior to the date of this Agreement:

                  SECTION 3.01. Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except, in the case of the subsidiaries of the Company, where the failure to be duly organized, validly existing or in good standing, or to have such requisite corporate power and authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined). Each of the Company and its subsidiaries has all necessary licenses, permits, authorizations, and governmental approvals to own, lease and operate its properties and to carry on its business as it is currently being conducted, except where the failure to have such licenses, permits, authorizations and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect", as used in this Agreement, means any change or effect that, individually or when taken together with all other such changes or effects, would have a material adverse effect on the financial condition, assets, liabilities, business, operations or earnings of the Company and its subsidiaries, taken as a whole, other than any change or effect relating to the United States economy in general or to United States stock market conditions in general or to the radio industry or the industries of selling outdoor advertising or advertising in general.

                  SECTION 3.02. Restated Certificate of Incorporation and Restated By-laws. The Company has heretofore furnished to Parent a complete and correct copy of the Restated Certificate of Incorporation and the Restated By-laws, each as amended to date, of the Company. Such Restated Certificate of Incorporation and Restated By-laws are in full force and effect. None of the Company or any of its subsidiaries is in violation of any provision of its Restated Certificate of Incorporation or Restated By-laws (or equivalent organizational documents) except, in the case of the subsidiaries of the Company, for violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of 2,000,000,000 Class A Common Shares, 2,000,000,000 Class B Common Shares and 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Company Preferred Stock"). As of September 30, 2000, (i) 390,332,441 Class A Common Shares (excluding treasury shares) and 700,000,000 Class B Common Shares (excluding treasury shares) are issued and outstanding, all of which have been validly issued and are fully paid and nonassessable, (ii) 25,377,233 Class A Common Shares, no Class B Common Shares and no shares of Company Preferred Stock were held in the treasury of the Company, (iii) 14,970,518 Class A Common Shares were reserved for future issuance (with respect to which options to acquire 11,220,518 Class A Common Shares are issued and outstanding) pursuant to stock options or stock incentive rights granted pursuant to the Company's stock option plans and arrangements or pursuant to the Company's 401(k) plans and (iv) no shares of Company Preferred Stock are issued and outstanding. During the period from September 30, 2000 to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company other than issuances of Company Class A Shares pursuant to the exercise of employee stock options or stock incentive rights granted pursuant to the Company's stock option plans and arrangements outstanding on such date or issuances of Company Class A Shares pursuant to the Company's 401(k) plans in the ordinary course of business and (y) there have been no issuances by the Company of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company. Except as set forth in
Section 3.03 of the disclosure schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule") or as otherwise contemplated by or specified in this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of capital stock of the Company and any of its subsidiaries subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section
3.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person, except for any such obligations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.04. Authority Relative to This Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except as set forth in Section 3.04(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the combined voting power of the outstanding Shares entitled to vote thereon and the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  (b) (i) The Special Committee has been duly authorized and constituted, (ii) the Special Committee, at a meeting thereof duly called and held on October 30, 2000, (A) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (excluding Parent and its affiliates), (B) determined that this Agreement and the Merger should be approved and declared advisable and (C) resolved to recommend that the Board of Directors of the Company approve and declare the advisability of this Agreement and the Merger, and (iii) the Board of Directors of the Company, at a meeting thereof duly called and held on October 30, 2000, in reliance upon the advice of the Special Committee (A) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (excluding Parent and its affiliates), (B) approved and declared the advisability of this Agreement and the Merger and (C) resolved to recommend that the stockholders of the Company approve the Merger and adopt this Agreement.

                  SECTION 3.05.  No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Restated Certificate of Incorporation or Restated By-laws of the Company or equivalent organizational documents of any of its subsidiaries, except, in the case of the subsidiaries of the Company, for violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) assuming that all consents, approvals, authorizations, and other actions described in Section 3.05(b) have been obtained or made, conflict with or violate any law, statute, ordinance, rule, regulation, order, injunction, judgment or decree ("Law") applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except as set forth in
Section 3.05(a) of the Company Disclosure Schedule, or (iii) except as set forth in Section 3.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its subsidiaries pursuant to, or trigger any right of first refusal under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, except, in the case of clauses (ii) and (iii), for any thereof that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or would not reasonably be expected to prevent or materially delay the consummation of the Merger.

                  (b) Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic, foreign or supranational governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body ("Governmental Entity"), except (i) for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") state securities or "blue sky" laws ("Blue Sky Laws"), the rules and regulations of the New York Stock Exchange, Inc. (the "NYSE"), Delaware State takeover laws and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) for such other consents, approvals, authorizations, permits, filings or notifications which if not obtained or made would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  SECTION 3.06. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since September 18, 1998, and has heretofore made available to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and 1999, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since September 18, 1998, and (iv) all other forms, reports and other registration statements filed by the Company with the SEC since September 18, 1998 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being referred to herein, collectively, as the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) were filed in a timely manner. Except as set forth in
Section 3.06 of the Company Disclosure Schedule, no subsidiary of the Company was or is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was or will be prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly in all material respects or will present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments that did not and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  (c) The Company has no liabilities or obligations of any nature, except: (i) as and to the extent set forth on the balance sheet of the Company as at December 31, 1999, including the notes thereto or (ii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  (d) Since December 31, 1999, there has not been any Company Material Adverse Effect.

                  SECTION 3.07. Absence of Litigation. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in
Section 3.07 of the Company Disclosure Schedule, there are no suits, arbitrations, mediations, complaints, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, before any Governmental Entity that (a) individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or (b) seek to delay or prevent the consummation of the Merger. Neither the Company nor any of its subsidiaries nor any of their material properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.08. Compliance. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (a) any Law applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.09. Intellectual Property Rights. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its subsidiaries own, or possess adequate licenses or other valid rights to use, all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information, including all contracts, agreements and licenses relating thereto, used in connection with the business of the Company and its subsidiaries as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of the foregoing which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, the conduct of the business of the Company and its subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, except for such conflicts which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 3.10. Tax Matters. To the knowledge of the Company, neither the Company nor any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code.

                  SECTION 3.11. Brokers. No broker, finder or investment banker (other than Deutsche Banc Alex. Brown and Bear Stearns & Co. Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Deutsche Banc Alex. Brown and Bear Stearns & Co. Inc. pursuant to which such firm would be entitled to any payment relating to the Merger.

                  SECTION 3.12. Opinions of Financial Advisors. The Special Committee has received the written opinions of Deutsche Bank Securities Inc. and Bear Stearns & Co. Inc. dated the date of this Agreement to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the stockholders of the Company (excluding Parent and its affiliates) from a financial point of view, and such opinions have not been withdrawn. Copies of such opinions have been delivered to Parent.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT and Merger Sub

                  Each of Parent and Merger Sub hereby represents and warrants to the Company that, except as disclosed in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Parent's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000, any of Parent's Current Reports on Form 8-K filed with the SEC since December 31, 1999 or Parent's Proxy Statement on Schedule 14A dated June 5, 2000, including any amendments to any of the foregoing, in each case in the form filed by Parent with the SEC prior to the date of this Agreement:

                  SECTION 4.01. Organization and Qualification. Each of Parent, Merger Sub and Parent's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except, in the case of the subsidiaries of Parent, where the failure to be duly organized, validly existing or in good standing, or to have such requisite corporate power and authority, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (as hereinafter defined). Each of Parent, Merger Sub and Parent's other subsidiaries has all necessary licenses, permits, authorizations, and governmental approvals to own, lease and operate its properties and to carry on its business as it is currently being conducted, except where the failure to have such licenses, permits, authorizations and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent, Merger Sub and Parent's other subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect", as used in this Agreement, means any change or effect that, individually or when taken together with all other such changes or effects, would have a material adverse effect on the financial condition, assets, liabilities, business, operations or earnings of Parent and its subsidiaries (including the Company and its subsidiaries), taken as a whole, other than any change or effect relating to the United States economy in general or to United States stock market conditions in general or to the entertainment industry in general or to the industry of selling advertising in general.

                  SECTION 4.02. Certificate of Incorporation and By-laws. Parent has heretofore furnished to the Company a complete and correct copy of the Restated Certificate of Incorporation and Amended and Restated By-laws, each as amended to date, of Parent and the Certificate of Incorporation and By-laws, each as amended to date, of Merger Sub. Each such certificate of incorporation and by-laws is in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or by-laws.

                  SECTION 4.03. Capitalization; Ownership of Company Class B Shares. (a) The authorized capital stock of Parent consists of 500,000,000 shares of Class A common stock, par value $.01 per share ("Parent Class A Common Shares"), 3,000,000,000 Parent Class B Common Shares and 25,000,000 shares of Preferred Stock, par value $.01 per share ("Parent Preferred Shares"). As of September 30, 2000, (i) 137,547,269 Parent Class A Common Shares (excluding treasury shares) and 1,377,788,352 Parent Class B Common Shares (excluding treasury shares) were issued and outstanding, all of which have been validly issued and are fully paid and nonassessable, (ii) 1,366,410 Parent Class A Shares and 75,683,914 Parent Class B Shares were held in the treasury of Parent and (iii) 118,236,100 shares of Parent Class B Common Shares were reserved for future pursuant to employee stock options or stock incentive rights granted pursuant to Parent's stock option plans and arrangements. During the period from September 30, 2000 to the date of this Agreement, (x) there have been no issuances by Parent of shares of capital stock of, or other equity or voting interests in, Parent other than issuances of Parent Class B Common Shares pursuant to the exercise of employee stock options or stock incentive rights granted pursuant to Parent's stock option plans and arrangements outstanding on such date and (y) there have been no issuances by Parent of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, Parent. As of the date hereof, except as otherwise contemplated by or specified in this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. All shares of capital stock of Parent and any of its subsidiaries subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person, except for any such obligations which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

                  (b) CBS Broadcasting, Inc. ("CBSBI") is the owner, beneficially and of record, of an aggregate of 700,000,000 Company Class B Shares and CBSBI holds such Company Class B Shares free and clear of all liens, pledges, security interests, claims, options, rights of first refusal, encumbrances or other restrictions or limitations.

                  SECTION 4.04. Authority Relative to This Agreement. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  (b) The Board of Directors of Parent on October 30, 2000 (i) determined that this Agreement and the Merger are fair to, and in the best interests of, Parent and its stockholders and (ii) approved and declared the advisability of this Agreement and the Merger.

                  SECTION 4.05.  No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Restated Certificate of Incorporation or Amended and Restated By-laws of Parent, (ii) assuming that all consents, approvals, authorizations, and other actions described in Section 4.05(b) have been obtained or made, conflict with or violate any Law applicable to Parent or any of its subsidiaries or by which any property or asset of Parent or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any of its subsidiaries pursuant to, or trigger any right of first refusal under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective properties is bound, except, in the case of clauses (ii) and (iii), for any thereof that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or would not reasonably be expected to prevent or materially delay the consummation of the Merger.

                  (b) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the NYSE, Delaware State takeover laws and the filing and recordation of appropriate merger documents as required by Delaware Law and (ii) for such other consents, approvals, authorizations, permits, filings or notifications, which if not obtained or made would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  SECTION 4.06. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1998, and has heretofore made available to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and 1999, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since December 31, 1998 and (iv) all other forms, reports and other registration statements filed by Parent with the SEC since December 31, 1998 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being referred to herein, collectively, as the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be,
(ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) were filed in a timely manner. No subsidiary of Parent, except Blockbuster Corporation and the Company, is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was or will be prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly in all material respects or will present fairly in all material respects the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments that did not and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

                  (c) Parent has no liabilities or obligations of any nature, except: (i) as and to the extent set forth on the balance sheet of Parent as at December 31, 1999, including the notes thereto or (ii) as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

                  (d) Since December 31, 1999, there has not been any Parent Material Adverse Effect.

                  SECTION 4.07. Absence of Litigation. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, there are no suits, arbitrations, mediations, complaints, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened, against Parent or any of its subsidiaries, before any Governmental Entity that (a) individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect or (b) seek to delay or prevent the consummation of the Merger. Neither Parent nor any of its subsidiaries nor any of their material properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 4.08. Compliance. Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (a) any Law applicable to Parent or any of its subsidiaries or by which any property or asset of Parent or any of its subsidiaries is bound or affected or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 4.09. Intellectual Property Rights. Except as would not individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, Parent and its subsidiaries own, or possess adequate licenses or other valid rights to use, all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information, including all contracts, agreements and licenses relating thereto, used in connection with the business of Parent and its subsidiaries as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of the foregoing which would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, the conduct of the business of Parent and its subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, except for such conflicts which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

                  SECTION 4.10. Tax Matters. To the knowledge of Parent, neither Parent nor any of its subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under
Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under Section 368(a) of the Code.

                  SECTION 4.11. Brokers. No broker, finder or investment banker (other than Goldman Sachs & Co., the fees and expenses of which will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

                  SECTION 4.12. Operations of Merger Sub. Merger Sub is a direct wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than in connection with the performance of its obligations hereunder.


                                   ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

                  SECTION 5.01. Conduct of Business by the Company Pending the Merger. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, which consent shall not be unreasonably withheld or delayed, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company will and will cause its subsidiaries to (a) operate its business in the usual and ordinary course consistent with past practices, (b) use its reasonable best efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal customers, suppliers and other persons with which it or any of its subsidiaries has significant business relations, (c) use its reasonable best efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and (d) take no action with respect to the Company Stock Options that would result in an acceleration of vesting of the Company Stock Options in connection with the execution and delivery of this Agreement or the consummation of any transactions contemplated hereby or otherwise.

                  SECTION 5.02. Conduct of Business by Parent Pending the Merger. Parent hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, which consent shall not be unreasonably withheld or delayed, and except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, Parent will and will cause its subsidiaries to (a) operate its business in the usual and ordinary course consistent with past practices, (b) use its reasonable best efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal customers, suppliers and other persons with which it or any of its subsidiaries has significant business relations and (c) use its reasonable best efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted.

                  SECTION 5.03. Notification of Certain Matters. (a) Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any material covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any material failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  (b) The Company shall give prompt written notice to Parent of any proposal, offer or other communication from any person (i) relating to any acquisition or purchase of all or any material portion of the capital stock of the Company or any of its subsidiaries or a material portion of the assets of the Company or any of its subsidiaries, (ii) to enter into any business combination with the Company or any of its subsidiaries or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or any of its subsidiaries. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Company Stockholder Approval. In accordance with Delaware Law and the Company's Restated Certificate of Incorporation and Restated By-laws, the

Company shall, promptly after the date of this Agreement and subject to Section 6.02(b), take all action necessary to seek approval of the Merger and adoption of this Agreement by the requisite vote of the stockholders of the Company as provided in this Section 6.01. The Company shall (i) use its reasonable best efforts to obtain the approval of the NYSE to allow CBSBI to approve the Merger and adopt this Agreement by written consent (in lieu of seeking such approval and adoption by means of a consent solicitation directed to the stockholders of the Company generally or at a meeting of the Company's stockholders generally) and (ii) in the event that the approval of the NYSE referenced in clause (i) above shall not be obtained, the Company shall use its reasonable best efforts to obtain the approval of the NYSE to allow the Company's stockholders, including CBSBI, to approve the Merger and adopt this Agreement by written consent (in lieu of seeking such approval and adoption at a meeting of the Company's stockholders). If the approval referenced in either clause (i) or clause (ii) immediately above shall be obtained, then, in either case, Parent shall grant, or shall cause to be granted, written consent with respect to all of the Shares beneficially owned by it in favor of the approval of the Merger and adoption of this Agreement. In the event that the approval of the NYSE referenced above shall not be obtained, then the Company shall take all action reasonably necessary to call a meeting of its stockholders, which meeting shall be held as soon as is reasonably practicable after the date hereof, for the purpose of considering and voting upon the approval of the Merger and the adoption of this Agreement. Parent shall vote, or shall cause to be voted, all of the Shares beneficially owned by it in favor of the approval of the Merger and adoption of this Agreement at any annual or special meeting of the Company's stockholders at which a proposal relating to such approval and adoption shall be submitted to a vote of the Company's stockholders.

                  SECTION 6.02.  Registration Statement; Disclosure Document.
(a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall cooperate in preparing, and the Company shall cause to be filed with the SEC, either (A) in the event that the approval of the NYSE referenced in clause (i) of Section 6.01 shall be obtained, an information statement (together with any amendments thereof or supplements thereto, the "Information Statement") to notify the stockholders of the Company of the approval of the Merger and adoption of this Agreement by written consent of CBSBI; (B) in the event that the approval of the NYSE referenced in clause (ii) of Section 6.01 shall be obtained (but not the approval referenced in clause (i) thereof), a consent solicitation statement (together with any amendments thereof or supplements thereto, the "Consent Solicitation Statement") to solicit written consents from the stockholders of the Company, including CBSBI, in favor of the approval of the Merger and adoption of this Agreement; or (C) if neither of the approvals of the NYSE referenced in clauses (i) and (ii) of Section 6.01 shall be obtained, a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement" and, collectively with the Information Statement and the Consent Solicitation Statement, the "Disclosure Document") to solicit proxies from the stockholders of the Company, including CBSBI, in favor of the approval of the Merger and adoption of this Agreement; and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Disclosure Document shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Class B Common Shares to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and prior to the effective date of the Registration Statement Parent shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of Parent Class B Common Shares pursuant to the Merger. Each of Parent and the Company shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Disclosure Document. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Disclosure Document to its stockholders.

                  (b) The Disclosure Document shall include the unanimous recommendation of the Special Committee to the Board of Directors of the Company to approve and declare the advisability of this Agreement and the Merger and the recommendation of the Board of Directors of the Company to the stockholders of the Company to approve the Merger and adopt this Agreement; provided, however, that the Special Committee and the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Special Committee or the Board of Directors of the Company determines in good faith, after consultation with independent legal counsel (who may be the Company's regularly engaged legal counsel), that such recommendation would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; provided further that nothing in this Section 6.02(b) shall affect the Company's obligation to seek the consent of its stockholders as contemplated by Section 6.01 (regardless of whether the recommendation of the Special Committee or the Board of Directors of the Company shall have been withdrawn, modified or changed).

                  (c) No amendment or supplement to the Disclosure Document or the Registration Statement will be made by the Company or Parent without the approval of the other party (such approval not to be unreasonably withheld or delayed). Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time at which the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Class B Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Disclosure Document or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) The information supplied by the Company for inclusion in the Registration Statement and the Disclosure Document shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Disclosure Document is first mailed to the stockholders of the Company and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its subsidiaries, or their respective officers or directors, should be discovered by the Company which, pursuant to the Securities Act or the Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Disclosure Document, the Company shall promptly inform Parent thereof. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  (e) The information supplied by Parent for inclusion in the Registration Statement and the Disclosure Document shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Disclosure Document is first mailed to the stockholders of the Company and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any of its subsidiaries, or their respective officers or directors, should be discovered by Parent which, pursuant to the Securities Act or the Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Disclosure Document, Parent shall promptly inform the Company thereof. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  SECTION 6.03. Access to Information; Confidentiality. (a) As permitted by applicable Law, from the date of this Agreement to the Effective Time, each of Parent and the Company shall: (i) provide to the other (and to the other's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to its books and records and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request.

                  (b) Each party agrees to, and shall cause its Representatives to: (i) treat and hold as confidential all information relating to the other party and its Subsidiaries, (ii) in the event that a party or any of its Representatives becomes legally compelled to disclose any such information, provide the other party with prompt written notice of such requirement so that such other party may seek a protective order or other remedy or waive compliance with this Section 6.03(b), and (iii) in the event that such protective order or other remedy is not obtained, or such other party waives compliance with this
Section 6.03(b), furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information, provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by a party or any of its Representatives. The parties agree and acknowledge that remedies at law for any breach of their obligations under this Section 6.03 are inadequate and that in addition thereto such parties shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

                  (c) No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

                  SECTION 6.04. Directors' and Officers' Indemnification and Insurance. (a) The Certificate of Incorporation and By-laws of the Surviving Corporation, and the certificate of incorporation and by-laws or comparable organizational documents of each subsidiary of the Surviving Corporation, shall contain provisions with respect to indemnification that are no less favorable than those set forth in the Restated Certificate of Incorporation and Restated By-laws of the Company, or the certificate of incorporation and by-laws or comparable organizational documents of such subsidiary of the Surviving Corporation, as the case may be, in each case on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors or officers of the Company, or any subsidiary of the Company, in respect of actions or omissions occurring at or prior to the Effective Time, unless such modification shall be required by Law.

                  (b) From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under Delaware Law, indemnify and hold harmless each present and former director and officer of the Company (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), based on the fact that such person is or was a director or officer of the Company or any subsidiary of the Company and arising out of or pertaining to any action or omission occurring at or before the Effective Time (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances if required under Delaware Law). In the event of any such claim, action, suit, proceeding or investigation, (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and (ii) the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed); and provided further that the Surviving Corporation shall not be obligated pursuant to this Section 6.04(b) to pay the fees and expenses of more than one counsel (plus appropriate local counsel) for all Indemnified Parties in any single action except to the extent, as determined by counsel to the Indemnified Parties, that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action, in which case such additional counsel (including local counsel) as may be required to avoid any such conflict or likely conflict may be retained by the Indemnified Parties at the expense of the Surviving Corporation.

                  (c) The Surviving Corporation shall use its reasonable best efforts to maintain in effect for a period of six years from and after the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.04(c) more than an amount per year equal to 250% of current annual premiums paid by the Company for such insurance.

                  (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or, at Parent's option, Parent, shall assume the obligations set forth in this Section 6.04.

                  (e) From and after the Effective Time, Parent irrevocably and unconditionally guarantees the prompt payment and performance of all obligations of the Surviving Corporation pursuant to this Section 6.04, when and as due by the Surviving Corporation. Parent hereby acknowledges that its obligations under this Section 6.04(e) constitute a guaranty of payment of amounts that are payable by the Surviving Corporation under this Section 6.04(e) and not merely a guaranty of collectability, and Parent hereby waives any requirement that any Indemnified Party exhaust any right to take any action against the Surviving Corporation or any other person prior to or contemporaneously with proceeding to exercise any right against Parent hereunder.

                  SECTION 6.05. Affiliates. No later than 20 days after the date of this Agreement, the Company will deliver to Parent a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company, and the Company represents and warrants to Parent that the Company has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. The Company shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit 6.05. The Company shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of the Company after the Company's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit 6.05.

                  SECTION 6.06. Tax Treatment. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

                  (b) Between the date of this Agreement and the Effective Time, neither Parent nor the Company nor any of their respective affiliates shall directly or indirectly take any action that could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code, that could prevent each of them from providing representations required from them in Sections 7.02(c) or 7.03(c), or that could prevent the opinions described in such Sections from being provided. Each of them shall use all efforts to cause the opinions described in such Sections to be provided, and to cause such opinions as may be required by the SEC to be provided on the date of filing of the Registration Statement.

                  (c) None of Parent, Merger Sub or the Company shall (without the consent of the other) take any action, except as specifically contemplated by this Agreement, that could adversely affect the intended tax treatment of the Merger.

                  SECTION 6.07. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (a) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, (b) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (c) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement that are required under the Exchange Act and the Securities Act and any other applicable federal or state securities laws, and any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

                  SECTION 6.08. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any listing agreement with the NYSE to which Parent or the Company is a party. The parties have agreed on the text of a joint press release by which Parent and the Company will announce the execution of this Agreement.

                  SECTION 6.09. NYSE Listing. Parent shall as promptly as reasonably practicable after the date of this Agreement prepare and submit to the NYSE a listing application covering the Parent Class B Common Shares to be issued in the Merger and the Parent Class B Common Shares underlying the Substituted Options and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Class B Common Shares, subject to official notice to the NYSE of issuance, and the Company shall cooperate with Parent with respect to such listing, which cooperation shall include, but not be limited to, taking all necessary actions to delist the Shares from the NYSE after the Effective Time.

                  SECTION 6.10. Permitted Transfers. The Company shall take all action reasonably necessary to cause to be transferred to Infinity Media Corporation, prior to the Effective Time, (a) the assets of WCCO-AM, Minneapolis and/or WLTE-FM, Minneapolis and (b) the capital stock of Infinity Radio Inc. (formerly known as CBS Radio Inc.), Infinity Technical Services Inc. (formerly known as Infinity Radio, Inc.), Infinity Outdoor, Inc. and Spark Network Services, Inc. The Company shall take all other action reasonably necessary to transfer to Infinity Media Corporation or another subsidiary of the Company designated by Parent, prior to the Effective Time, the assets or capital stock of any other subsidiaries of the Company designated by Parent, as may reasonably be requested by Parent.

                  SECTION 6.11. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

                  SECTION 6.12. Reasonable Best Efforts and Further Assurances. Subject to the terms and conditions hereof, each of the parties to this Agreement shall use reasonable best efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Merger under this Agreement. Subject to the terms and conditions hereof, each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Without limiting the foregoing, Merger Sub shall, as of the Effective Time, expressly assume the obligations of the Company under the Company's credit agreements as and to the extent required by such credit agreements.


                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

                  SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                  (a) Registration Statement Effective. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for that purpose shall be pending before or threatened by the SEC.

                  (b) Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Company in accordance with Delaware Law and the Company's Restated Certificate of Incorporation.

                  (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law, executive order or award (whether temporary, preliminary or permanent) (an "Order") that is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that each of the parties to this Agreement shall use its reasonable best efforts to cause any such Order to be vacated or lifted.

                  (d) NYSE Listing. The Parent Class B Common Shares to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  (e) FCC Approval. All authorizations, consents, waivers, orders or approvals required to be obtained from the Federal Communications Commission in connection with the Merger shall have been obtained.

                  SECTION 7.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified by reference to a Company Material Adverse Effect shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those such representations and warranties that address matters only as of a particular date shall remain true and correct as of such date. Each of the representations and warranties of the Company contained in this Agreement that is not qualified by reference to a Company Material Adverse Effect shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those such representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, except in each case where the failure to be so true and correct would not have a Company Material Adverse Effect. Parent shall have received a certificate of an officer of the Company to these effects.

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate of an officer of the Company to that effect.

                  (c) Tax Opinions. Parent shall have received the opinion of Weil, Gotshal & Manges LLP, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of the Company, Parent, Merger Sub and CBSBI, as the case may be.

                  SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is qualified by reference to a Parent Material Adverse Effect shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those such representations and warranties that address matters only as of a particular date shall remain true and correct as of such date. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is not qualified by reference to a Parent Material Adverse Effect shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those such representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, except in each case where the failure to be so true and correct would not have a Parent Material Adverse Effect. The Company shall have received a certificate of an officer of Parent to these effects.

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of an officer of Parent to that effect.

                  (c) Tax Opinion. The Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent, Merger Sub, CBSBI and the Company, as the case may be.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Merger by the stockholders of the Company, as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent, Merger Sub and the Company, if such termination is also approved by the Special Committee;

                  (b) by Parent, Merger Sub or the Company if the Effective Time shall not have occurred on or before April 30, 2001, provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such time;

                  (c) by Parent, Merger Sub or the Company if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Order or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order or other action shall have become final and nonappealable;

                  (d) by Parent if the Special Committee or the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or Merger Sub or shall have resolved to do any of the foregoing;

                  (e) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth either in Section 7.02(a) or (b) would not be satisfied

         ("Terminating Company Breach"); provided that, if, in the reasonable opinion of Parent, such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts and for as long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 8.01(e); or

                  (f) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth either in Section 7.03(a) or (b) would not be satisfied ("Terminating Parent Breach"); provided that, if, in the reasonable opinion of the Company, such Terminating Parent Breach is curable by Parent or Merger Sub through the exercise of its reasonable efforts and for as long as Parent or Merger Sub continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 8.01(f).

                  The right of any party hereto to terminate this Agreement pursuant to this Section 8.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                  SECTION 8.02.  Effect of Termination. Except as provided in
Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Merger by the stockholders of the Company, no amendment may be made which would alter or change the amount or kind of consideration into which each Share shall be converted upon consummation of the Merger or which otherwise cannot be made subsequent to such stockholder approval under Delaware Law; and provided further that all amendments must also be approved by the Special Committee. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.04. Waiver. At any time prior to the Effective Time, each of Parent and the Company may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of the other party or condition to its own obligations contained herein; provided, however, that, if the Company seeks to make such extension or waiver as provided in clause (a), (b) or (c) above, it must first obtain the approval of the Special Committee. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 8.05. Expenses. All Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Parent each shall pay one-half of all Expenses relating to printing, filing and mailing the Registration Statement and the Information Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Information Statement. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Information Statement, the solicitation of stockholder approvals and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  if to Parent or Merger Sub:

                           Viacom Inc.
                           1515 Broadway
                           New York, NY  10036
                           Facsimile No.:  (212) 258-6099
                           Attention:  General Counsel
                  with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Facsimile No.:  (212) 848-7179
                           Attention:  Creighton O'M. Condon, Esq.

                  if to the Company:

                           Infinity Broadcasting Corporation
                           51 West 52nd Street
                           New York, NY  10019
                           Facsimile No.:  (212) 314-9228
                           Attention:  General Counsel

                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, NY  10036
                           Facsimile No.:  (212) 735-2000
                           Attention:   Peter Allan Atkins, Esq.
                                        Eric L. Cochran, Esq.

                  SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person, provided, however, that as used in this Agreement with respect to the Company, the term "affiliate" shall only include the subsidiaries of the Company; provided further that as used in this Agreement with respect to Parent, the term "affiliate" shall not include any of the Company or any of the subsidiaries of the Company;

                  (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York;

                  (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                  (d) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                  (e) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; provided, however, that for purposes of the representations and the warranties of Parent in Article IV, and the covenants and other agreements of Parent in Articles V and VI, except as otherwise specifically provided therein, the "subsidiaries" of Parent shall not include the Company or any subsidiaries of the Company.

                  SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.05. Entire Agreement; Assignment. This Agreement (including the Exhibit, the Company Disclosure Schedule and the Parent Disclosure Schedule) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any direct wholly owned subsidiary of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

                  SECTION 9.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.04 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

                  SECTION 9.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies.

                  SECTION 9.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by each party hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.10. Consent to Jurisdiction. (a) Each of Parent, Merger Sub and the Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware sitting in the County of New Castle and the United States District Court for the State of Delaware, and the appellate courts having jurisdiction of appeals in such courts, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Parent, Merger Sub and the Company hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any such court. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of Parent, Merger Sub and the Company irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 9.10 shall affect the right of either party to serve legal process in any other manner permitted by law.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.


                                     VIACOM INC.



                                     By: /s/ Fredric G. Reynolds
                                        ---------------------------------------
                                         Name:  Fredric G. Reynolds
                                         Title: Executive Vice President and
                                                    Chief Financial Officer



                                     IBC MERGER CORP.



                                     By: /s/ Fredric G. Reynolds
                                        ---------------------------------------
                                         Name:  Fredric G. Reynolds
                                         Title: Chief Financial Officer
                                                    and Treasurer



                                     INFINITY BROADCASTING CORPORATION



                                     By: /s/ Farid Suleman
                                        ---------------------------------------
                                         Name:  Farid Suleman
                                         Title: Executive Vice President,
                                                    Chief Financial Officer
                                                    and Treasurer

                                                                    EXHIBIT 6.05


                          FORM OF AFFILIATE LETTER FOR
                            AFFILIATES OF THE COMPANY



                                                [_______ __], 200[_]



Viacom Inc.
1515 Broadway
New York, NY 10036


Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Infinity Broadcasting Corporation, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 30, 2000 (the "Merger Agreement"), among Viacom Inc., a Delaware corporation ("Parent"), IBC Merger Corp., a Delaware corporation ("Merger Sub"), and the Company, the Company will be merged with and into Merger Sub (the "Merger"), and the stockholders of the Company will receive 0.592 of a share of Class B common stock, par value $.01 per share, of Parent (the "Parent Class B Common Shares") in exchange for each share of Class A common stock, par value $.01 per share, of the Company (the "Company Class A Shares") held by such stockholder as of the effective time of the Merger. Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

                  As a result of the Merger, I may receive Parent Class B Common Shares in exchange for Company Class A Shares (or upon exercise of options for Company Class A Shares) owned by me.

                  I represent, warrant and covenant to Parent that in the event that I receive any Parent Class B Common Shares as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposition of the Parent Class B Common Shares in violation of the Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Merger Agreement and discussed, to the extent I felt necessary, with my counsel or counsel for the Company the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Class B Common Shares.

                  C. I have been advised that the issuance to me of the Parent Class B Common Shares pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because (a) at the time the Merger is submitted for approval by the stockholders of the Company, I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Class B Common Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Class B Common Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Class B Common Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  E. I understand that stop transfer instructions will be given to Parent's transfer agent with respect to Parent Class B Common Shares issued to me and that there will be placed on the certificates for the Parent Class B Common Shares issued to me, or any substitutions therefor, a legend stating in substance:

                     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [_______ __], 200[_] BETWEEN THE REGISTERED HOLDER HEREOF AND VIACOM INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF VIACOM INC."

                  F. I understand that unless a sale or transfer by me of Parent Class B Shares is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

                     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN

            EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

                  It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legends if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonable satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                             Very truly yours,



                                             ----------------------------------
                                             Name:


Agreed and accepted this [__] day
of [_______], 200[_], by

VIACOM INC.



By:
   ------------------------------
   Name:
   Title: